FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) November 7, 2008

ACROSS AMERICA FINANCIAL SERVICES, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado 80202
 (Address of principal executive offices including zip code)

 (303) 893-1003
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Financial Services, Inc.

Item 1.01 Entry into a Material Definitive Agreement

Effective October 16, 2008, we paid off the principal and accrued interest due on our loan to Safe Harbor Development Company, as assigned to Safe Harbor 1, LLC. At the same time, we entered into a loan arrangement with West Mountain Prime, LLC., which is affiliated with our President, Mr. Klemsz. We borrowed $132,000 from West Mountain Prime, LLC to provide operating capital to cover operating expenses. This loan is evidenced by an unsecured promissory note (the “Note”) which is now due October 16, 2009, unless converted. All principal and interest accrues until the Note is due or converted. The applicable interest rate on the Note is 12% per annum except in the event that we fail to convert any portion of the principal and pay the interest due in which case the applicable rate on the Note shall thereafter be 18% per annum. At any time prior to the due date of the Note, all outstanding principal under the Note may, at the sole option of the Holder, be converted into our common shares equal to the outstanding principal amount of the note divided by .22.

Item 1.02 Termination of a Material Definitive Agreement

See Item 1.01 above

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above

Item 9.01 Exhibits

Exhibit
Number	Description

10.2	Promissory Note dated October 16, 2008 with West Mountain Prime, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on November 7, 2008.

ACROSS AMERICA FINANCIAL SERVICES, INC., a Colorado corporation

By:	/s/ Brian L. Klemsz
Brian L. Klemsz, President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)